Exhibit 10.1

AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment (“Amendment”) to the Stock Purchase Agreement dated March 2, 2020 (“Agreement”), is made and entered into by and between Intellinetics, Inc., Graphic Sciences, Inc., Thomas M. Liebold, Gregory P. Colton, Fredrick M. Kamienny, and Frederick L. Erlich. Defined terms that are used but not defined herein shall be as defined in the Agreement. This Amendment shall be effective as of the date of the last signature below (the “Amendment Date”).

I. Amendment.

1)	The Parties hereby agree that the Earn-Out payment for the Year 3 Earnout Period set forth in Section 2.06(a)(iii) shall equal $700,000 and be paid on January 2, 2023, as follows:

a.	Payment to Thomas M. Liebold of $175,000.
b.	Payment to Gregory P. Colton of $175,000.
c.	Payment to Fredrick M. Kamienny of $175,000.
d.	Payment to Frederick L. Erlich of $175,000.

2)	As of the Amendment Date and subject only to full receipt of payment as set forth above, each of the payees hereby agree and acknowledge that all Earn-Out obligations of Intellinetics, Inc. and/or Graphic Sciences, Inc. will be deemed satisfied in full by the foregoing payments. As of the Amendment Date and subject only to full receipt of payment as set forth above, all Parties to the Agreement waive and release any claims relating to the Earn-Out pursuant to Section 2.06 of the Agreement.

II. Order of Precedence. This Amendment is supplementary to and modifies the Agreement. The terms of this Amendment supersede provisions in the Agreement to the extent that the terms of this Amendment and the Agreement conflict. However, nothing in this Amendment should be interpreted as invalidating the Agreement, and provisions of the Agreement will continue to govern relations between the parties insofar as they do not conflict with this Amendment.

III. Counterparts. This Amendment may be executed electronically and/or in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Additionally, a fully executed PDF of this Amendment shall be deemed to constitute an original document.

[Signatures appear on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

Intellinetics, Inc.			Graphic Sciences, Inc.

By:	/s/ James DeSocio		By:	/s/ Joe Spain
Name:	James DeSocio		Name:	Joe Spain
Date:	11/21/2022		Date:	11/21/2022

Thomas M. Liebold			Gregory P. Colton

/s/ Thomas M. Liebold			/s/ Gregory P. Colton
Date:	11/18/2022		Date:	11/18/2022

Fredrick M. Kamienny			Frederick L. Erlich

/s/ LAURA KAMIENNY			/s/ Frederick L. Erlich
By	LAURA KAMIENNY	under POA	Date:	11/18/2022
Date:	11/20/2022